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                                                                  EXHIBIT (d)(2)

                         TRANSPRO, INC. 1995 STOCK PLAN
                            FORM OF OPTION AGREEMENT

                                 TRANSPRO, INC.
                                 --------------

                              NON-QUALIFIED OPTION
                  TO PURCHASE STOCK PURSUANT TO 1995 STOCK PLAN
                  ---------------------------------------------


______ Shares                                                  [date], 2002


     TransPro, Inc., a Delaware corporation (hereinafter called the "Company"), pursuant to its 1995 Stock Plan (hereinafter called the "Plan"), a copy of which is attached hereto as Exhibit A and is incorporated herein by reference, hereby awards unto ____________ (hereinafter called the "Employee") a non-qualified option to purchase _____ shares of Common Stock, par value $.01 per share, of the Company at a price of $_____ per share, on the terms and subject to the conditions hereinafter set forth:

     1. The number of shares and purchase price are subject to adjustments as provided in Section 7 of the Plan.

     2. The Employee agrees to remain in the employ of the Company or of a subsidiary thereof until ________, 2003, but this provision shall not affect in any way any right of the Company or any such subsidiary to terminate the Employee's employment at any time.

     3. This option shall expire on the second day after the tenth anniversary of the date hereof and shall be exercisable to the extent of one-third after _______, 2003, two-thirds after ______, 2004 and entirely after ______, 2005.

Notwithstanding the foregoing, if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i),
(iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which

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no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, then from and after the date on which public announcement of the acquisition of such percentage shall have been made, or the date on which the change in the composition of the Board set forth above shall have occurred, or the date of any such stockholder approval (any such date being referred to herein as the "Acceleration Date"), this option shall be exercisable in full, whether or not otherwise exercisable.

     4. If the employee's employment by the Company or any subsidiary thereof terminates for any reason (it being understood that a transfer of employment from the Company to a subsidiary or from a subsidiary to the Company or between subsidiaries shall not be deemed a termination of employment for the purposes of this paragraph), this option may be exercised within three (3) months after such termination of employment. If the Employee shall die within such three (3) month period or if the termination of the Employee's employment shall have been due to his or her death, this option may be exercised at any time within one (1) year after his or her death by his or her executor or administrator or by the distributee or legatee to whom this option may have been transferred by will or the laws of descent and distribution. Except as permitted by this paragraph, no option shall be exercisable after the date of termination of the Employee's employment. Anything herein to the contrary notwithstanding, this option may in no event be exercised subsequent to the second day after the tenth anniversary of the date hereof and may be exercised only if it would have been exercisable by the Employee on the date of the termination of his or her employment. Notwithstanding anything to the contrary herein, if upon the Employee's termination of employment the Employee becomes a senior management consultant to the Company and/or its subsidiaries under a post-employment consulting arrangement, this option shall continue to vest under its original vesting schedule set forth in paragraph 3 hereof, and may be exercised by the Employee, during the period ending on the earliest of (i) the ninetieth (90th) day following the date that the Employee permanently ceases to render consulting services to the Company and/or its subsidiaries, for any reason other than cessation by reason of death, under a post-employment consulting arrangement,
(ii) the date that is one year after the date described in clause (i) if the Employee ceases to render consulting services on account of his or her death (in which case this option may be exercised by the Employee's executor or administrator or by his or her distributee to whom this option may have been transferred by will or by the laws of descent and distribution, but only to the extent that it was exercisable on the date of the Employee's death), or (iii) the date that is the five-year anniversary of the date the Employee terminates employment with the Company and its subsidiaries; provided that this provision shall not extend the period during which this option may be exercised beyond the date it expires by its terms.

     5. During the lifetime of the Employee, this option and any related Right or Limited Right (as such terms are defined in paragraphs 8 and 10 hereof, respectively) are exercisable only by him or her and neither this option nor such related Right or Limited Right nor any right or privilege pertaining thereto may be transferred, assigned, pledged or hypothecated in any way, by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, such related Right or Limited Right or any right or privilege pertaining thereto, otherwise than by will or by the laws of descent and distribution, or upon the levy of any execution, attachment or similar process thereupon, this option, such related Right and Limited Right, and all rights and privileges given hereby shall immediately become null and void. Notwithstanding any other provision hereof or of the Plan, no Right granted pursuant to Section 5(f) of the Plan may be exercised at a time when any Limited Rights held by the holder of such Right may be exercised.

     6. This option may be exercised only by the execution and delivery to the Company of a

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written notice in the form attached hereto as Exhibit B (with appropriate changes in the case of a deceased optionee) duly completed and accompanied by payment in full for the shares purchased either (i) in cash (including check, bank draft or money order, or wire or transfer of funds, or advice of credit to the Company); (ii) by the delivery of such number of shares of the Company's Common Stock owned by Employee for at least 6 months as will, when multiplied by the last sale price of such Common Stock on the New York Stock Exchange on the day such notice is received by the Company (or if no sale of such Common Stock shall have been made on such Exchange on that date, on the next preceding day on which there was a sale), equal the product of the option price stated in this option multiplied by the number of shares subject to that portion of this option in respect of which such notice shall be given; or (iii) any combination of cash and shares of the Company's Common Stock valued as of the date and in the manner provided in (ii) above which in the aggregate are equal in value to payment in full for the shares purchased. No fractional share of Common Stock shall be issued or transferred and any such fractional share shall be eliminated by the optionee paying the Company in cash an amount necessary to round the fraction up to a full share.

     7. The provisions hereof shall be subject to all the terms, provisions and conditions of the Plan (as amended from time to time by the Board of Directors of the Company within the limitations permitted by the Plan) and the rules and regulations relating to the Plan prescribed by the Management Compensation and Nominating Committee (the "Committee") of the Company, and this option and the Plan and said rules and regulations relating thereto shall be construed as one instrument and in the event of any inconsistency the provisions of the Plan as interpreted and construed by the Committee shall control.

     8. The Employee (or any person entitled to act under paragraph 4 hereof) shall have the right (the "Right"), prior to exercising this option, in whole or in part, to request that the Company purchase all or any portion of this option as shall then be exercisable, at a price equal to the difference between (i) an amount equal to the option price stated in this option multiplied by the number of shares subject to that portion of this option in respect of which such request shall be made, and (ii) an amount equal to such number of shares multiplied by the last sale price of the Company's Common Stock on the New York Stock Exchange on the day such request is received by the Company (or in the event no sale of the Company's Common Stock shall have been made on such Exchange on that date, on the next preceding day on which there was such a sale). The Company shall have no obligation to make any purchase pursuant to such request, but if it elects to do so, such portion of this option as to which such request is made shall be surrendered to the Company. The purchase price for the portion of this option so to be surrendered shall be paid by the Company, at its election, either in cash or in shares of the Company's Common Stock (valued as of the date and in the manner provided in clause (ii) above), or in any combination of cash and Common Stock, which may consist either in whole or in part of shares of the Company's authorized but unissued Common Stock or shares of the Company's Common Stock held in its treasury. No fractional share of Common Stock shall be issued or transferred and any such fractional share shall be disregarded.

     9. It shall be a condition to the obligation of the Company to issue or transfer shares of Common Stock upon the exercise of this option or to the payment of the purchase price of this option by the Company, whether such purchase price is paid in shares of Common Stock or cash, that the Employee (or any person entitled to act under paragraph 4 hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by the Company by reason of the exercise of this option. If the amount requested is not paid, the Company may refuse to issue or transfer shares of Common Stock upon exercise of this option or to pay such purchase price.

     10. (a) The Employee (or any person entitled to act under paragraph 4 hereof) shall have a

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limited stock appreciation right (the "Limited Right") which shall automatically be exercised on an Acceleration Date (as defined in paragraph 3 hereof). Each Limited Right shall be exercisable only if, and to the extent that, this option is exercisable, provided, that no Limited Right may be exercised until six months from the date hereof. Upon the exercise of a Limited Right, this option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further stock options and stock appreciation rights pursuant to the Plan. Upon the exercise or termination of this option, the Limited Right shall terminate to the extent of the shares of Common Stock with respect to which the option was exercised or terminated.

         (b) Upon the exercise of the Limited Right, the holder thereof shall receive in cash whichever of the following amounts is applicable:

             (i) in the case of an exercise of the Limited Right by reason of an acquisition of Common Stock described in clause (i) of paragraph 3 hereof, an amount equal to the Acquisition Spread (as defined in Section 14(d) of the Plan);

             (ii) in the case of an exercise of the Limited Right by reason of the change in composition of the Board of Directors described in clause
         (ii) of paragraph 3 hereof, an amount equal to the Spread (as defined in Section 14(e) of the Plan);

             (iii) in the case of an exercise of the Limited Right by reason of stockholder approval of an agreement described in clause (iii) of paragraph 3 hereof, an amount equal to the Merger Spread (as defined in Section 14(g) of the Plan); or

             (iv) in the case of an exercise of the Limited Right by reason of stockholder approval of a plan or agreement described in clause (iv) of paragraph 3 hereof, an amount equal to the Liquidation Spread (as defined in Section 14(i) of the Plan).

                                   TRANSPRO, INC.

                                   By:
                                      ----------------------------------------
                                      Member, Management Compensation
                                      and Nominating Committee

     The foregoing option is hereby accepted on the terms and conditions set forth therein.


                                   -------------------------------------------
                                   Employee's Signature



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                                   Employee's Social Security Number

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                                                                       Exhibit B

                              NON-QUALIFIED OPTION
                                 1995 STOCK PLAN
                                 ---------------

                                                       Date
                                                           -----------------


Treasurer
TransPro, Inc.
100 Gando Drive

New Haven, Connecticut 06513

I hereby exercise the non-qualified stock option granted to ____________________ as of _______________, 200__ under the 1995 Stock Plan of TransPro, Inc. (the "Company"), to the extent of _______ shares of Common Stock of the Company (the "Purchased Shares") at the option price of $__________ per share, for a total exercise cost of $_________ .

In payment of the option price for the Purchased Shares, I am enclosing the following:

A. Cash represented by a (personal check) (bank cashier's check) (money order)* payable to the order of the Company in the amount of $______ **, or

B. _______ shares of the Company's Common Stock owned by me for at least 6 months having an aggregate fair market value to be determined by the last sale price of the Company's Common Stock on the New York Stock Exchange on the date of receipt at the corporate office of the Company of this Exhibit B and the aforementioned shares plus cash, if any, required (i) to complete the full purchase price and/or (ii) in respect to any fractional share, represented by a (personal check) (bank cashier's check) (money order)* payable to the order of the Company in the amount of $_________.

If the aggregate value of the Common Stock tendered herewith plus the amount of any cash do not constitute the full purchase price for the Purchased Shares, I agree to deliver cash represented by a personal check, bank cashier's check or money order payable to the order of the Company for the balance due promptly after I am notified by you.

I understand that all shares issuable to me upon the exercise of said stock option have been registered by the Company with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and acknowledge receipt of the current prospectus relating to said shares. If I am an affiliate of the Company as defined in said Act, I also hereby


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agree that any sale of said shares by me will be made only in the manner set forth in said prospectus.


                                    Very truly yours,



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                                    Address:



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--------------------------------
  (Witness)

*    Strike out words that are not applicable

** Payment of option price may also be made by a transfer of funds or an irrevocable credit to an authorized bank account of the Company; in such case, the foregoing exercise of the option will be effective on the date of such transfer or credit.